RELIASTAR	Flexible Premium
LIFE INSURANCE COMPANY	Deferred Variable
OF NEW YORK	Annuity Contract

Stock Company

Annuitant	Owner
[Thomas J. Doe]	[John Q. Doe]

Initial Premium Payment	Annuity Option	Annuity Commencement Date
[$10,000]	[Life 10-Year Fixed Period] [January 1, 2036]

Separate Account(s)		Contract Number
Separate Account NY-B		[I000001-AY]

This is a legal Contract between its Owner(s) and us. In this Contract you or your refers to the Owner(s)
shown above. We, our or us refers to ReliaStar Life Insurance Company of New York. Our home office is at 1000 Woodbury Road, Woodbury, N.Y. 11797. You may allocate this Contract’s Accumulation Value to the various Divisions of the Variable Separate Account.

If this Contract is in force on the Annuity Commencement Date, we will make Annuity Payments according to the terms of the Annuity Option selected. If you die prior to the Annuity Commencement
Date and this Contract is in force, we will pay a Death Benefit to the Beneficiary.

All payments and values based on the investment experience of the Variable Separate
Account Divisions may increase or decrease, depending on the Divisions’ investment results.
Provisions regarding the variable nature of this Contract are found on pages 13-16.

RIGHT TO EXAMINE THIS CONTRACT: You may return this Contract to us or the agent through whom you purchased it within ten days after you receive it. If so returned, we will promptly refund the Accumulation Value, plus any charges we have deducted as of the date the Contract is returned.

	Secretary:	/s/ Joy M. Benner
Customer Service Center

[ P.O. Box 9271	President:	/s/ Donald W. Britton
Des Moines, IA 50306-9271
1-800-366-0066 ]

Flexible Premium Deferred Variable Annuity Contract - Non-participating
Variable Cash Surrender Values while the Annuitant and Owner are living and prior to the Annuity
Commencement Date. Limited Additional Premium Payment option. Death Benefit subject to guaranteed minimum. Partial Withdrawal Option. Investment results reflected in values.

RLNY-IA-3040

Contract Contents

Important Terms .............................................................	3	Your Contract Benefits ..................................	17
Cash Surrender Value Benefit
The Schedule Partial Withdrawal Option ............................	6
Payment and Investment Information		Dollar Cost Averaging (DCA)
Contract Facts		Death Benefit
Charges and Fees
Annuity Option Factors		Choosing an Annuity Option .…….......................... 20
Annuity Payments
Introduction to this Contract .............................................	10	Annuity Commencement Date Selection
The Owner		Frequency Selection
The Annuitant		The Annuity Option
The Beneficiary		When the Annuitant Dies
Change of Owner or Beneficiary
		Other Important Information....................................	22
Premium Payments and Transfers……………............................. 11		Entire Contract
Initial Premium Payment		Sending Notice to Us
Additional Premium Payments		Reports to Owner
Your Right to Transfer Accumulation Value		Assignment - Using this Contract as
What Happens if a Variable Separate Account Division Collateral Security
is Not Available		Contract Changes - Applicable Tax Law
Misstatement of Age or Sex
How We Measure the Contract’s Value…………......................... 13		Non-Participating
The Variable Separate Account		Contestability
Contract’s Accumulation Value		Payments We May Defer
Authority to Make Agreements
Required Note on Our Comutations
Rules for Interpreting this Document

Copies of any additional Riders and Endors ements are at the back of this Contract.
The Schedule
The Schedule gives specific facts about this Contract and its coverage. Please refer to the Schedule while reading this Contract.

RLNY-IA-3040

2

Important Terms

Accumulation Value - On the Contract Date, the Contract’s Accumulation Value equals the Initial
Premium Payment less any Premium Tax, if applicable. At any time after the Contract Date, the
Contract’s Accumulation Value equals the sum of the Accumulation Value of the Divisions chosen.

Annuitant - The person designated by you on whose life the Annuity Payments are based.

Annuity Commencement Date - The date on which Annuity Payments begin.

Annuity Option - The Annuity Payment option you select that determines the form, frequency and amount of the Annuity Payments. Annuity Options may be referred to as “Income Plans” in the attached Riders and Endorsements.

Annuity Payments - The periodic payments you, or someone else as directed by you, receive after the
Annuity Commencement Date. Annuity Payments may be referred to as “Income Payments” or
“Annuity Income Payments” in the attached Riders or Endorsements.

Attained Age - Age on the Contract Date plus the number of full years elapsed since the Contract Date.

Beneficiary - The person(s) designated to receive benefits in the case of your death prior to the Annuity
Commencement Date. The Beneficiary may sometimes be referred to as the “Designated Beneficiary”
in this Contract or in attached Riders and Endorsements.

Business Day - Any day the New York Stock Exchange (“NYSE”) is open for trading, exclusive of federal holidays, or any day on which the Securities and Exchange Commission (“SEC”) requires that mutual funds, unit investment trusts or other investment portfolios be valued.

Cash Surrender Value - The amount you receive upon full surrender of the Contract.

Charge Deduction Division - The Division designated by us from which all charges are deducted if you elect this option.

Claim Date - The date on which we receive due proof of death and any other information required by us to pay the Death Benefit or otherwise administer the claim, including election of the manner in which the Death Benefit is to be paid. Both due proof of death and the election of the manner in which the Death Benefit is to be paid must be in writing.

Contingent Annuitant - The person designated by you who, upon the Annuitant’s death prior to the
Annuity Commencement Date, becomes the Annuitant.

Contract Anniversary - The same date each year as the Contract Date. If no such date exists, the
Contract Anniversary will be the next calendar day.

Contract Date - The date we receive and accept the Initial Premium Payment and upon which we begin determining the Contract values. It may not be the same date as the Issue Date.

Contract Processing Date - The day when we deduct certain charges from the Accumulation Value.
The Contract Processing Date will be on the Contract Anniversary of each year. If the Contract
Anniversary is not a Valuation Date, the Contract Processing Date will be on the next succeeding
Valuation Date.

Contract Year - The period between Contract Anniversaries.

RLNY-IA-3040

3

Important Terms (continued)

Death Benefit - The amount paid to the Beneficiary upon death of the Owner (or the Annuitant if any
Owner is not an individual).

Dollar Cost Averaging (DCA) - A program that permits systematic or automatic transfer of amounts allocated to the Specially Designated Division or its successor to one or more of the Variable Separate
Account Divisions as specified by you.

Endorsements - Attachments to this Contract that add, change or supercede provisions or terms of the
Contract.

Excess Partial Withdrawal - Any withdrawal of Accumulation Value in excess of the Free Amount.

Free Amount - Ten percent of the Accumulation Value per Contract Year, less previous withdrawals already taken during that Contract Year, based on the Accumulation Value at the time of the applicable withdrawal.

General Account - An account which contains all of our assets other than those held in our Variable
Separate Accounts.

Initial Premium Payment - The required amount you give us to put this Contract into effect.

Issue Age - Age on the Contract Date.

Issue Date - The date the Contract is issued at our Customer Service Center as shown in the Schedule.

Net Rate of Return -The Net Return Factor for that Valuation Period minus one.

Net Return Factor - The value which reflects the investment experience of the portfolio in which a
Variable Separate Account Division invests and the charges assessed against the Division during a
Valuation Period.

Owner - The person who owns this Contract and is entitled to exercise all rights of the Contract. The
Owner may sometimes be referred to as the “Contractowner” in the attached Riders and
Endorsements.

Partial Withdrawal - Any withdrawal of Accumulation Value that does not cause a full surrender of the
Contract. A Partial Withdrawal may sometimes be referred to as a “Partial Surrender” in the attached Riders and Endorsements.

Premium Payments - The Initial Premium Payment and any additional amounts you give us to invest under this Contract.

Premium Tax - Any tax or fee imposed or levied by any federal or state government, or political subdivision thereof, on the Premium Payments.

Riders - Attachments to this Contract that add, change, or supercede provisions, or terms of the
Contract.

Separate Account - The Variable Separate Account.

Specially Designated Division - The Specially Designated Division as indicated in the Schedule or its successor.

RLNY-IA-3040

4

Important Terms (continued)

Surrender Charge - A charge payable at the time of an Excess Partial Withdrawal or full surrender of the Contract.
Valuation Date - The day at the end of a Valuation Period when each Division is valued.
Valuation Period - Each Business Day together with any non-Business Days before it.
Variable Separate Account - The variable separate account indicated in the Schedule.
Variable Separate Account Divisions - The investment options available in the Variable Separate
Account. Variable Separate Account Divisions may be referred to as “Divisions.”

RLNY-IA-3040

5

(This page intentionally left blank.)

The Schedule
Payment and Investment Information

Annuitant	Owner
[Thomas J. Doe]	[John Q. Doe]

Annuitant’s Issue Age	Annuitant’s Sex	Owner’s Issue Age
[55]	[Male]	[35]

Inital Premium Payment	Annuity Option	Annuity Commencement Date
[$10,000]	[Life 10-Year Fixed Period] [January 1, 2036]

Contract Date	Issue Date	Residence Status
[January 1, 2007]	[January 1, 2007]	New York

Separate Account(s)		Contract Number
Seperate Account NY-B		[I000001-AY]

Initial Investment
Initial Premium Payment received:	[$10,000]
Your Initial Premium Payment has been invested as follows:
Percentage of
Divisions		Initial Premium Payment
[ING Liquid Assets		100%]

Total		100%

RLNY-IA-3040

6

The Schedule
Contract Facts

Annuitant	Owner
[Thomas J. Doe]	[John Q. Doe]

Inital Premium Payment	Annuity Option	Annuity Commencement Date
[$10,000]	[Life 10-Year Fixed Period]	[January 1, 2036]

Separate Account(s)		Contract Number
Seperate Account NY-B		[I000001-AY]

Contract Facts

Contract Processing Date
The Contract Processing Date for your Contract is [January 1] of each year.

Specially Designated Division
The Specially Designated Division is the [ING Liquid Assets Division] or its successor.

Variable Separate Account
The Variable Separate Account is Separate Account NY-B.

Optional Benefit Riders and Endorsements

[Surrender Charge Reduction Endorsement
Endorsement Charge:	[.1125%] deducted quarterly (annual rate [0.45%])]

[Premium Credit Rider
Credit Rate:	[2%]
Rider Charge:	[.001236%] deducted daily (annual rate [.45%]) for the
first four Contract Years]

[Premium Credit Rider
Credit Rate:	[4%]
Rider Charge:	[.001511%] deducted daily (annual rate [.55%]) for the
first seven Contract Years]

RLNY-IA-3040

7

The Schedule
Contract Facts

Annuitant	Owner
[Thomas J. Doe]	[John Q. Doe]

Initial Premium Payment	Annuity Option	Annuity Commencement Date
[$10,000]	[Life 10-Year Fixed Period]	[January 1, 2036]

Separate Account(s)		Contract Number
Separate Account NY-B		[123456]

[Minimum Guaranteed Income Benefit

MGIB Charge:	[0.1875]%, deducted quarterly (annual rate [0.75]%)

Rider Date:	[January 15, 2007]

Waiting Period:	[10 years]

Eligible Premium Time Period:	More than [5] year(s) before the earliest Exercise Date

Exercise Date:	First Date - [January 15, 2017]
Subsequent Dates - Each [Annual] Contract Anniversary
after the First Exercise Date and prior to the Annuity
Commencement Date

MGIB Rollup Rate:	[7]%

Maximum MGIB Rollup Age:	[80] Years

Maximum MGIB Rollup Base:	[2.5] times the sum of (1), (2), and (3) reduced by pro-rata withdrawal adjustments, where:
(1) Is the MGIB Rollup Base for Covered Funds on
the Rider Date;
(2) Is the MGIB Rollup Base for Special Funds on the
Rider Date; and
(3) Is Eligible Premiums paid plus any Credits applied
thereon, if applicable, after the Rider Date

Maximum MGIB Ratchet Age:	[90] Years

Determination Dates:	Each [Quarterly] Contract Anniversary following the
Rider Date

MGIB Special Funds:	[ING Liquid Assets Portfolio]

Automatic MGIB	Each [Annual] Contract Anniversary following
Rebalancing Dates:	the Rider Date

Minimum Fixed Allocation Fund	[20]% of Accumulation Value allocated to Non-Accepted
Percentage:	Funds

RLNY-IA-3040

7 (Cont’d)

The Schedule
Contract Facts (continued)

Annuitant	Owner
[Thomas J. Doe]	[John Q. Doe]

Initial Premium Payment	Annuity Option	Annuity Commencement Date
[$10,000]	[Life 10-Year Fixed Period]	[January 1, 2036]

Separate Account(s)		Contract Number
Separate Account NY-B		[123456]

Accepted Funds:	[ING Lifestyle Moderate Portfolio, ING Lifestyle
Moderate Growth Portfolio, ING Lifestyle Growth
Portfolio, ING Liquid Assets Portfolio, ING T. Rowe
Price Capital Appreciation Portfolio, ING MFS Total
Return Portfolio, ING Franklin Templeton Founding
Strategy Portfolio, ING Van Kampen Equity and Income
Portfolio]

Fixed Allocation Funds:	[ING VP Intermediate Bond Portfolio, ING PIMCO
Core Bond Portfolio]

Partial Annuity Benefit Percentage:	[50]% or less of the MGIB Benefit Base]

[The MGIB may have limited usefulness in contracts funding tax-qualified plans because
Partial Withdrawals made to satisfy the minimum distribution rules might result in a pro-rata
Partial Withdrawal adjustment to the MGIB Benefit Base or an inability to exercise the MGIB altogether. If you plan to exercise the MGIB before or after your required minimum distribution date, you should consider whether the benefit is appropriate for your circumstances. You should consult your tax advisor.]

[Allocations of Premium or Accumulation Value into a GET Series are not permitted while this
Rider is in effect.]

Allocations of Premium or Accumulation Value into the General Account are not allowed while this Rider is in effect.

[The Premium Credit Rider is not available if this Rider is attached to the Contract.]

Pro-rata Partial Withdrawal adjustments may be greater or less than dollar-for-dollar Partial
Withdrawal adjustments and therefore may reduce the MGIB Rollup Base and/or the MGIB
Ratchet Base more or less quickly. Pro-rata Partial Withdrawal adjustments will be greater or less than dollar-for-dollar Partial Withdrawal adjustments if the Accumulation Value prior to the Partial Withdrawal is less or greater than the MGIB Base (Rollup or Ratchet) being adjusted.

The MGIB Rider may not be cancelled, unless the Contract is terminated.

The MGIB Rollup Base for Special Funds does not accumulate at the MGIB Rollup Rate.
Investments in Special Funds and net transfers from Covered Funds to Special Funds will limit the growth of the MGIB Rollup Base and thus, may limit the MGIB.

The MGIB Income Plan Factors are calculated using an interest rate which is lower than the interest rate used to calculate the Income Plan Factors guaranteed by the Contract.]

RLNY-IA-3040

7 (Cont’d)

The Schedule
Contract Facts

Annuitant	Owner
[Thomas J. Doe]	[John Q. Doe]

Initial Premium Payment	Annuity Option	Annuity Commencement Date
[$10,000]	[Life 10-Year Fixed Period]	[January 1, 2036]

Separate Account(s)		Contract Number
Separate Account NY-B		[123456]

[Minimum Guaranteed Withdrawal Benefit

MGWB Charge:	[0.1875]%, deducted quarterly (annual rate [0.75]%)

Maximum MGWB Charge:	0.50%, deducted quarterly (annual rate 2.00%)

MGWB Base Step-up Factor	[1.07]

Rider Date:	[January 15, 2007]

Ratchet Dates:	Each [Quarterly] Contract Anniversary while the
Rider is in the Growth Phase

Reset Dates:	Each [Quarterly] Contract Anniversary following the
date the Rider enters Lifetime Guaranteed
Withdrawal Status

Reset Charge Lock Period:	The first [5] Contract Years

Automatic MGWB	The Rider Date and each [Annual] Contract
Rebalancing Dates:	Anniversary following the Rider Date

Accepted Funds:	[ING Lifestyle Moderate Portfolio, ING Lifestyle
Moderate Growth Portfolio, ING Lifestyle Growth
Portfolio, ING Liquid Assets Portfolio, ING T. Rowe
Price Capital Appreciation Portfolio, ING MFS Total
Return Portfolio, ING Franklin Templeton Founding
Strategy Portfolio, ING Van Kampen Equity and
Income Portfolio]

Fixed Allocation Funds:	[ING VP Intermediate Bond Portfolio, ING PIMCO
Core Bond Portfolio]

Minimum Fixed Allocation Fund	[20]% of Accumulation Value allocated to Non-Accepted
Percentage:	Funds

Maximum Annual
Withdrawal Percentage:	Annuitant’s Age on Date	Maximum Annual
	Withdrawal Phase Begins	Withdrawal Percentage
	[0-75	5%
	76-80	6%
	81+	7%]

RLNY-IA-3040

7 (Cont’d)

The Schedule
Contract Facts (continued)

Annuitant	Owner
[Thomas J. Doe]	[John Q. Doe]

Initial Premium Payment	Annuity Option	Annuity Commencement Date
[$10,000]	[Life 10-Year Fixed Period]	[January 1, 2036]

Separate Account(s)		Contract Number
Separate Account NY-B		[123456]

Investment in the DCA Guaranteed Interest Divisions and Fixed Investment Options is not allowed when the MGWB Rider is elected.

[The MGWB Rider may have limited usefulness in contracts funding tax-qualified plans because
Partial Withdrawals made to satisfy the Required Minimum Distribution rules might result in a dollar-for-dollar or proportional reduction in the benefit base or an inability to exercise the benefit altogether. If you plan to exercise the benefit before or after your required minimum distribution date, consider whether the benefit is appropriate for your circumstances. Consult your tax advisor.]

[If the MGWB Rider is attached to a Contract issued as a TSA/403(b) Plan that allows loans, no loans may be taken under the Contract while the MGWB Rider is in effect.]

Excess withdrawals reduce the amount of the benefits on a pro-rata basis, which may result in a greater reduction than the amount withdrawn. Withdrawals are subject to federal income tax and if withdrawals are taken prior to age 59 ½ a federal tax penalty may apply, equal to 10% of the amount treated as income. You should consult your tax advisor prior to electing any Rider under the
Contract to determine any tax consequences that may result from such election.

The MGWB Rider may not be cancelled, unless the Contract is terminated.

[The Premium Credit Rider is not available if this Rider is attached to the Contract.]

The MAW may be greater or less than the amount available as a Free Withdrawal under the
Contract. If the Partial Withdrawals exceed the Free Withdrawal under the Contract, Surrender
Charges will apply to the excess.

Transfers among the Divisions do not affect the MGWB Base.]

RLNY-IA-3040

7 (Cont’d)

The Schedule
Contract Facts

Annuitant	Owner
[Thomas J. Doe]	[John Q. Doe]

Initial Premium Payment	Annuity Option	Annuity Commencement Date
[$10,000]	[Life 10-Year Fixed Period]	[January 1, 2036]

Separate Account(s)		Contract Number
Separate Account NY-B		[123456]

[Minimum Guaranteed Withdrawal Benefit

MGWB Charge:	[0.1875]%, deducted quarterly (annual rate [0.75]%)

Maximum MGWB Charge:	0.625%, deducted quarterly (annual rate 2.50%)

MGWB Base Step-up Factor	[1.07]

Rider Date:	[January 15, 2007]

Ratchet Dates:	Each [Quarterly] Contract Anniversary while the
Rider is in the Growth Phase

Reset Dates:	Each [Quarterly] Contract Anniversary following
the date the Rider enters Lifetime Guaranteed
Withdrawal Status

Reset Charge Lock Period:	The first [5] Contract Years

Automatic MGWB	The Rider Date and each [Annual] Contract Anniversary
Rebalancing Dates:	following the Rider Date

Accepted Funds:	[ING Lifestyle Moderate Portfolio, ING Lifestyle
Moderate Growth Portfolio, ING Lifestyle Growth
Portfolio, ING Liquid Assets Portfolio, ING T. Rowe
Price Capital Appreciation Portfolio, ING MFS Total
Return Portfolio, ING Franklin Templeton Founding
Strategy Portfolio, ING Van Kampen Equity and
Income Portfolio]

Fixed Allocation Funds:	[ING VP Intermediate Bond Portfolio, ING PIMCO
Core Bond Portfolio]

Minimum Fixed Allocation Fund	[20]% of Accumulation Value allocated to Non-
Percentage:	Accepted Funds

Maximum Annual	Youngest Active Spouse’s	Maximum Annual
Withdrawal Percentage:	Age on Date Withdrawal	Withdrawal Percentage
Phase Begins
	[0-75	5%
	76-80	6%
	81+	7%]

RLNY-IA-3040

7 (Cont’d)

The Schedule
Contract Facts (continued)

Annuitant	Owner
[Thomas J. Doe]	[John Q. Doe]

Initial Premium Payment	Annuity Option	Annuity Commencement Date
[$10,000]	[Life 10-Year Fixed Period]	[January 1, 2036]

Separate Account(s)		Contract Number
Separate Account NY-B		[123456]

Investment in the DCA Guaranteed Interest Divisions and Fixed Investment Options is not allowed when the MGWB Rider is elected.

[The MGWB Rider may have limited usefulness in contracts funding tax-qualified plans because
Partial Withdrawals made to satisfy the Required Minimum Distribution rules might result in a dollar-for-dollar or proportional reduction in the benefit base or an inability to exercise the benefit altogether. If you plan to exercise the benefit before or after your required minimum distribution date, consider whether the benefit is appropriate for your circumstances. Consult your tax advisor.]

Excess withdrawals reduce the amount of the benefits on a pro-rata basis, which may result in a greater reduction than the amount withdrawn. Withdrawals are subject to federal income tax and if withdrawals are taken prior to age 59 ½ a federal tax penalty may apply, equal to 10% of the amount treated as income. You should consult your tax advisor prior to electing any Rider under the
Contract to determine any tax consequences that may result from such election.

The MGWB Rider may not be cancelled, unless the Contract is terminated.

[The Premium Credit Rider is not available if this Rider is attached to the Contract.]

The MAW may be greater or less than the amount available as a Free Withdrawal under the
Contract. If the Partial Withdrawals exceed the Free Withdrawal under the Contract, Surrender
Charges will apply to the excess.

Transfers among the Divisions do not affect the MGWB Base.]

RLNY-IA-3040

7 (Cont’d)

The Schedule
Charges and Fees

Annuitant	Owner
[Thomas J. Doe]	[John Q. Doe]

Inital Premium Payment	Annuity Option	Annuity Commencement Date
[$10,000]	[Life 10-Year Fixed Period]	[January 1, 2036]

Separate Account(s)		Contract Number
Seperate Account NY-B		[I000001-AY]

Deductions from Accumulation Value

Administrative Charge The maximum annual administrative charge is [$30].

Mortality and Expense Risk Charge
The maximum daily mortality and expense risk charge is [.004141%] (equivalent to an annual maximum rate of [1.50%]) .

Asset Based Administrative Charge
The maximum daily asset based administrative charge is [0.000411%] (equivalent to an annual maximum rate of [0.15%]) .

Transfer Charge The maximum transfer charge is [$25].

Surrender Charge The Surrender Charge expressed as a percentage of each Premium Payment is as follows:

Complete Years Elapsed
Since Premium Payment	0	1	2	3	4	5	6	7+

Surrender Charges	8%	7%	6%	5%	4%	3%	2%	0%

Redemption Fees
We may deduct the amount of any redemption fees imposed by a mutual fund or other investment company in which the Variable Separate Account Divisions invest as a result of any surrenders, Partial
Withdrawals, reallocations or other transactions directed by you.

Charge Deduction Division
If elected by you, all charges against the Accumulation Value in this Contract will be deducted from the
[ING Liquid Assets Division] or its successor.

RLNY-IA-3040

8

The Schedule
Annuity Option Factors

Annuitant	Owner
[Thomas J. Doe]	[John Q. Doe]

Initial Premium Payment	Annuity Option	Annuity Commencement Date
[$10,000]	[Life 10-Year Fixed Period] [January 1, 2036]

Separate Account(s)		Contract Number
Separate Account NY-B		[I000001-AY]

Values for other payment periods, ages or joint life combinations are available on request. Monthly payments are shown for each $1,000 applied based on the Annuity 2000 Mortality Table.

Option 1: Income for a Fixed Period

Rates for Fixed Annuity Payments with a 1.5% Guaranteed Interest Rate

Years	Income	Years	Income	Years	Income
10	8.97	17	5.55	24	4.13
11	8.22	18	5.28	25	3.99
12	7.59	19	5.04	26	3.87
13	7.05	20	4.82	27	3.75
14	6.60	21	4.62	28	3.64
15	6.20	22	4.44	29	3.54
16	5.86	23	4.28	30	3.45

Option 2: Single Life Income (Single Annuitant)

Rates for Fixed Annuity Payments with a 1.5% Guaranteed Interest Rate

Annuitant
Attained	Life Only	10 Year Fixed Period	20 Year Fixed Period
Age	Male/Female	Male/Female	Male/Female
50	$3.25/3.01	$3.23/3.00	$3.15/2.96
55	3.65/3.35	3.61/3.33	3.46/3.25
60	4.17/3.79	4.09/3.75	3.80/3.59
65	4.87/4.39	4.71/4.30	4.15/3.97
70	5.85/5.22	5.47/5.02	4.45/4.34
75	7.20/6.43	6.35/5.93	4.66/4.61
80	9.10/8.22	7.25/6.96	4.77/4.75
85	11.75/10.91	8.02/7.89	4.81/4.81
90	15.40/14.76	8.56/8.50	4.82/4.82

RLNY-IA-3040

9

Introduction to this Contract

The Owner

You are the Owner of this Contract. You have the rights and options described in this Contract, including, but not limited to, the right to designate who receives the Annuity Payments on the
Annuity Commencement Date.

One or more persons may own this Contract. Any addition or deletion of an Owner is treated as a change of Owner. Please see the “Change of Owner or Beneficiary” section.

The Annuitant

You are the Annuitant unless another Annuitant has been named by you and is shown in the
Schedule. The Annuitant must be a natural person. You may name a Contingent Annuitant. The
Annuitant may not be changed during the Annuitant’s lifetime.

If the Annuitant dies before the Annuity Commencement Date, the Contingent Annuitant becomes the
Annuitant. If you are not the Annuitant, you will be the Contingent Annuitant unless you name someone else. If no Contingent Annuitant has been named, we will allow you sixty days from the
Annuitant’s death to designate someone other than yourself as the Annuitant. If there are joint
Owners, we will treat the youngest of the Owners as the Contingent Annuitant, unless you elect otherwise.

The Beneficiary

The Beneficiary is the person you elect to receive the Death Benefit if any Owner (or the Annuitant if any Owner is not an individual) dies prior to the Annuity Commencement Date. See the “Death
Benefit” section for more information. The sole Owner’s estate will be the Beneficiary if no
Beneficiary designation is in effect, or if the Designated Beneficiary has predeceased the Owner. In the case of a joint Owner dying prior to the Annuity Commencement Date, the surviving Owner will be deemed to be the primary Beneficiary and any other Beneficiary on record will be treated as the contingent Beneficiary(ies). One or more persons may be named as a primary Beneficiary or contingent Beneficiary.

Unless you designate an irrevocable Beneficiary, you have the right to change the Beneficiary. When an irrevocable Beneficiary has been designated, you and the irrevocable Beneficiary may have to act together to exercise the rights and options under this Contract.

When naming or changing the Beneficiary, you may specify the form of payments of the Death
Benefit. We will honor the specified form of payment to the extent permitted under Section 72(s) of the Internal Revenue Code of 1986, as amended (“the Code”). If the form of payment is not specified, the Beneficiary may determine the manner of payment, to the extent allowed by the Code.

Change of Owner or Beneficiary

During your lifetime and while this Contract is in effect, you may transfer ownership of this Contract or change a revocable Beneficiary. To make any of these changes, you must send us written notice of the change. If there are two Owners, both must agree to the change. The change will take effect as of the day the notice is received by us. The change will not affect any payment made or action taken by us before the date the change is recorded at our Customer Service Center.

RLNY-IA-3040

10

Premium Payments and Transfers

Initial Premium Payment

The Initial Premium Payment is required to put this Contract into effect. The amount of the Initial
Premium Payment is shown in the Schedule. You select how to distribute the Initial Premium
Payment among the available Divisions. We reserve the right to allocate the Initial Premium
Payment to the Specially Designated Division during the right to examine period. Upon expiration of the right to examine period, allocation will be made proportionately in accordance with your instructions.

Additional Premium Payments

You may make additional Premium Payments under this Contract after the right to examine period ends. Except in the case of a Contract issued as a qualified plan, we will accept additional Premium
Payments until the earlier of (1) either the Annuitant (in the case of a non-natural Owner) or Owner reaching the Attained Age of 86; or (2) the death of the Owner. The minimum additional Premium
Payment which may be made is $100.00. If this Contract is issued as a qualified plan, no Premium
Payments may be made for the taxable year in which you begin receiving distributions and thereafter
(except for rollover contributions). The minimum additional Premium Payment which may be made to a Contract issued as a qualified plan is $50.00.

Any additional Premium Payment that would cause the Contract’s total premiums to exceed
$1,000,000 requires our prior approval. We must approve any additional Premium Payment you make under this Contact that causes the total Premium Payments under this Contract plus total premiums paid under any other annuity contracts you have with us to exceed $1,000,000.

We also reserve the right to defer acceptance of or return any additional Premium Payments if:

(1)	a Division to which the Premium Payments are allocated is closed; or
(2)	in order to comply with any law or regulation.

As of the close of business on the date we receive and accept your additional Premium Payment, the
Accumulation Value will increase by the amount of the additional Premium Payment, less any applicable Premium Taxes. The increase in the Accumulation Value will be allocated among the
Variable Separate Account Divisions in accordance with your instructions. If you do not provide such instructions, allocation will be among the Variable Separate Account Divisions in proportion to the amount of Accumulation Value in each Variable Separate Account Division as of the close of business on the date we receive and accept the additional Premium Payment.

Remit additional Premium Payments to our Customer Service Center at the address shown on the cover page. On request, we will give you a receipt signed by our Treasurer.

Your Right to Transfer Accumulation Value

You may transfer Accumulation Value among the Variable Separate Account Divisions after the right to examine period ends. Transfers in excess of twelve in any Contract Year are subject to the transfer charge stated in the Schedule. Transferred values may be reduced by any redemption fees imposed by an investment portfolio in which a Division invests. To make a transfer, you must provide notice to
us. The change will take effect as of the close of business on the date that notice is received by us.
However, any transfer request received by us after 4:00 p.m. Eastern time or the close of regular trading on the NYSE will take effect at the close of business on the next Business Day.

RLNY-IA-3040

11

Premium Payments and Transfers (continued)

We will monitor transfer activity and will restrict transfers that constitute frequent trading. Our current definition of frequent trading is more than one purchase and sale of the same investment portfolio within a 60-day period or more than five such purchases and sales within any 12-month period. We may modify our standard, or the standard as it may apply to a particular fund, at any time without prior notice, if required by the investment portfolios in which the Variable Separate Account
Divisions invest and/or state or federal regulatory requirements. We will notify you within 30 days of such modification.

What Happens if a Variable Separate Account Division is Not Available

If a Variable Separate Account Division is no longer available because the Variable Separate Account
Division has been substituted by or merged into another Variable Separate Account Division, we will execute your instructions using the substituted or merged Variable Separate Account Division. The substitute or proposed replacement portfolio may have higher fees and charges than any portfolio it replaces.

If a Variable Separate Account Division is no longer available or requested in error for reasons other than it being substituted by or merged into another Variable Separate Account Division, we will make an inquiry about a replacement Variable Separate Account Division. If we are unable to reach you or your designated representative within five days, we will refund the additional Premium Payment or not make the requested transfer.

RLNY-IA-3040

12

How We Measure the Contract’s Value

The Variable Separate Account

The Variable Separate Account is kept separate from our General Account and any other separate accounts we may have. We own the assets in the Variable Separate Account. We will maintain in the
Variable Separate Account assets at least equal to the reserves and other liabilities we may incur with respect to contracts supported by the Variable Separate Account. Such assets will not be charged with liabilities that arise from any other business we conduct. We may transfer to our General Account assets of the Variable Separate Account which exceed the reserves and other liabilities of the Variable
Separate Account. Income and realized and unrealized gains or losses from assets in the Variable
Separate Account are credited to or charged against the Variable Separate Account without regard to other income, gains or losses in our General Account and other separate accounts.

The Variable Separate Account is treated as a unit investment trust under Federal securities laws. It is registered with the SEC under the Investment Company Act of 1940. The Variable Separate
Account is also governed by the laws of the State of New York, our state of domicile.

Variable Separate Account Divisions
The Variable Separate Account is divided into Divisions, each investing in a designated mutual fund, unit investment trust or other investment portfolio that we determine to be suitable for this Contract’s purposes. The Divisions, mutual funds, unit investment trusts and other investment portfolios may be managed by a separate investment adviser. Such adviser may be registered under the Investment
Advisers Act of 1940.

Changes within the Variable Separate Account
We may, from time to time, make additional Variable Separate Account Divisions available to you.
We also have the right to eliminate Variable Separate Account Divisions, combine two or more
Variable Separate Account Divisions, or substitute a new investment portfolio for the investment portfolio in which a Variable Separate Account Division invests. A substitution may become necessary if, in our judgment, an investment portfolio or Variable Separate Account Division no longer suits the purpose of this Contract. This may happen due to a change in laws or regulations, a change in a portfolio’s investment objectives or restrictions, because the investment portfolio or Variable Separate
Account Division is no longer available for investment, or for some other reason. We will obtain any required regulatory approvals before making a substitution.

Subject to any required regulatory approvals, we reserve the right to transfer assets of the Variable
Separate Account or any Divisions that we determine to be associated with the class of contracts to which this Contract belongs to another variable separate account or to another Variable Separate
Account Division.

When permitted by law, we reserve the right to:

(1)	deregister the Variable Separate Account under the Investment Company Act of 1940;
(2)	operate the Variable Separate Account as a management company under the Investment Company Act of 1940 if it is operating as a unit investment trust;
(3)	operate the Variable Separate Account as a unit investment trust under the Investment Company Act of 1940 if it is operating as a managed Variable Separate Account;
(4)	restrict or eliminate any voting rights of Owners or other persons who have voting rights to the Variable Separate Account; and
(5)	combine the Variable Separate Account with other variable separate accounts.

RLNY-IA-3040

13

How We Measure the Contract’s Value (continued)

Contract’s Accumulation Value

The Accumulation Value of this Contract is the sum of the Accumulation Value for each of the
Variable Separate Account Divisions. Each Division will be valued at the end of each Valuation
Period on a Valuation Date.

On the Contract Date
On the Contract Date, the Accumulation Value equals the Initial Premium Payment, less any
Premium Tax, if applicable.

On each Valuation Date
On each Valuation Date, the Accumulation Value in each Variable Separate Account Division will be calculated as follows:

(1)	We take the Accumulation Value in the Variable Separate Account Division on the preceding Valuation Date.
(2)	We multiply (1) by the Variable Separate Account Division’s Net Rate of Return for the current Valuation Period.
(3)	We add (1) and (2).
(4)	We add to (3) any additional Premium Payments allocated to the Variable Separate Account Division during the current Valuation Period.
(5)	We add or subtract allocations to or from that Variable Separate Account Division during the current Valuation Period.
(6)	We subtract from (5) any Partial Withdrawals which are allocated to the Variable Separate Account Division during the current Valuation Period.
(7)	We subtract from (6) the amounts allocated to that Variable Separate Account Division for:
(a) any charges due for the optional benefit Riders and Endorsements as shown in the Schedule; and
(b) any deductions from Accumulation Value as shown in the Schedule.

For purposes of this calculation on the first Valuation Date, the Contract Date shall be deemed to be
“the preceding Valuation Date.”

How We Determine the Variable Separate Account Net Return Factor
The Net Return Factor is calculated as follows:

(1)	We take the net asset value of the portfolio in which the Variable Separate Account Division invests at the end of the current Valuation Period.
(2)	We add to (1) the amount of any dividend or capital gains distribution declared for the investment portfolio and reinvested in such portfolio during the current Valuation Period. We subtract from that amount a charge for our Premium Taxes and any other applicable taxes, if any.
(3)	We divide (2) by the net asset value of the portfolio at the end of the preceding Valuation Period.
(4)	We subtract the daily mortality and expense risk charge set forth in the Schedule for each Variable Separate Account Division for each day in the Valuation Period.
(5)	If any Riders or Endorsements have a daily charge, we subtract that daily charge set forth in the Schedule for each Variable Separate Account Division for each day in the Valuation Period.
(6)	We subtract the daily asset based administrative charge set forth in the Schedule for each day in the Valuation Period.

Calculations for Variable Separate Account Divisions investing in unit investment trusts are on a per unit basis.

RLNY-IA-3040

14

How We Measure the Contract’s Value (continued)

Administrative Charge
We assess an administrative charge up to a maximum annual charge as indicated in the Schedule to cover a portion of our ongoing administrative expenses. The charge is deducted from the Accumulation
Value in each Variable Separate Account Division in the proportion that each Division bears to the total
Accumulation Value in all Variable Separate Account Divisions on each Contract Anniversary and at surrender. If the Contract Anniversary or surrender fall on a non-Business Day, the charge is deducted on the next Business Day. At the time of deduction, this charge will be waived if:

(1)	The Accumulation Value is at least $100,000; or
(2)	The sum of Premium Payments received to date is at least $100,000.

Transfer Charge
We reserve the right to assess a transfer charge for each transfer in excess of twelve per Contract
Year. Any transfer charge will be deducted from the Accumulation Value in proportion to the amount being transferred from each Division. The maximum per transfer charge is shown in the Schedule.

Surrender Charge
A Surrender Charge may be imposed as a percentage of Premium Payments not previously withdrawn if the Contract is surrendered or an Excess Partial Withdrawal is taken. The percentage imposed at time of surrender or Excess Partial Withdrawal depends on the number of complete years that have elapsed since the applicable Premium Payment was made. The Surrender Charge is shown in the
Schedule. Free Amounts are not treated as withdrawals of Premium Payments for purposes of calculating any Surrender Charge.

Waiver of Surrender Charge
We will waive any Surrender Charge incurred due to a surrender or Excess Partial Withdrawal in the event you are subject to Qualified Extended Medical Care or suffer from a Qualifying Terminal
Illness, subject to the provisions described below.

Extended Medical Care
To qualify for this waiver, you must first begin receiving Qualified Extended Medical Care on or after the first Contract Anniversary and receive such care for at least 45 days during any continuous sixty-
day period. Your request for the surrender or withdrawal, together with written proof of such
Qualified Extended Medical Care, must be received at our Customer Service Center during the term of such care or within ninety days after the last day upon which you received such care.

"Qualified Extended Medical Care" means confinement in a Qualifying Licensed Hospital or Nursing
Care Facility prescribed by a Qualifying Medical Professional.

“Qualifying Licensed Hospital or Nursing Care Facility” means a state-licensed hospital or state-
licensed skilled or intermediate care nursing facility at which (a) medical treatment is available on a daily basis, and (b) daily medical records are kept on each patient. This does not include a facility whose purpose is to provide accommodations, board or personal care services to individuals who do not need medical or nursing care; nor a place mainly for rest.

"Qualifying Medical Professional" means a legally-qualified practitioner of the healing arts who:

(1)	is acting within the scope of his or her license;
(2)	is not a resident of your household or that of the Annuitant; and
(3)	is not related to you or the Annuitant by blood or marriage.

RLNY-IA-3040

15

How We Measure the Contract’s Value (continued)

Terminal Illness
To qualify for this waiver, you must be first diagnosed by a Qualifying Medical Professional as having a Qualifying Terminal Illness on or after the first Contract Anniversary. Written proof of terminal illness satisfactory to us must be received at our Customer Service Center.

"Qualifying Terminal Illness" means an illness or accident, the result of which results in a life expectancy of twelve months or less, as measured from the date of diagnosis.

To qualify for Waiver of Surrender Charge, written proof satisfactory to us must be submitted to our
Customer Service Center and, where applicable, be attested to by a Qualifying Medical Professional.
We may require an examination, at our cost, by a Qualifying Medical Professional of our choice.

Premium Tax
We deduct the amount of any Premium Tax when such Premium Tax is incurred. We reserve the right to defer collection of any Premium Tax until the Contract is surrendered or until application of the Contract’s Accumulation Value to an Annuity Option. An Excess Partial Withdrawal will result in the deduction of any Premium Tax then due us on such amount. We reserve the right to change the amount we charge for any Premium Tax on future Premium Payments to conform with changes in the law or if you change your state of residence.

Other Taxes
No federal income tax liability attributable to the Variable Separate Account is expected. However, changes in federal laws and/or their interpretation may result in our being taxed on income or gains attributable to the Variable Separate Account. In this case, a charge may be deducted from the
Variable Separate Account to provide for the payment of such taxes.

Redemption Fees
We may deduct the amount of any redemption fees imposed by a mutual fund or other investment portfolio in which the Variable Separate Account Divisions invest as a result of any surrenders,
Partial Withdrawals, transfers or other transactions directed by you.

Mortality and Expense Risk Charge
We assess a mortality and expense risk charge against each Variable Separate Account Division on a daily basis up to the maximum charge shown in the Schedule.

Asset Based Administrative Charge
We assess an asset based administrative charge against each Variable Separate Account Division on a daily basis to compensate us for a portion of our ongoing administrative expenses. The maximum asset based administrative charge is shown in the Schedule.

Charge Deduction Division Option
We will deduct all charges, except the mortality and expense risk charge, the asset based administrative charge, and the optional Rider and Endorsement charges, against the Accumulation
Value of this Contract from the Charge Deduction Division if you elect this option. If you do not elect this option or if the charges are greater than the amount in the Charge Deduction Division, the charges against the Accumulation Value will be deducted from all Variable Separate Account
Divisions.

At any time while this Contract is in effect, you may change your election of this option. To do this you must notify us. Any change will take effect within seven days of the date we receive your request.

RLNY-IA-3040

16

Your Contract Benefits

While this Contract is in effect, there are important rights and benefits that are available to you. We discuss these rights and benefits in this section.

Cash Surrender Value Benefit

Cancelling to Receive the Cash Surrender Value
You may surrender this Contract on or before the Annuity Commencement Date. To do this, you must return this Contract with a signed request for cancellation to our Customer Service Center. If this
Contract has been lost, we require that you complete and return the applicable lost contract form. The
Cash Surrender Value will vary daily. We will determine the Cash Surrender Value as of the date we receive this Contract and your signed request in our Customer Service Center. All benefits under this
Contract will then end. Except in certain circumstances, we will usually pay the Cash Surrender
Value within seven days. See the “Payments We May Defer” section.

Cash Surrender Value The Cash Surrender Value is determined as follows:

(1)	We take the Contract’s Accumulation Value;
(2)	We deduct any Surrender Charges;
(3)	We deduct any charges that have been incurred under this Contract but not yet deducted, including, but not limited to:
	(a)	any administrative charge that has not yet been deducted;
	(b)	the pro-rata part of any charges for optional benefit Riders or Endorsements;
	(c)	any applicable Premium Tax; and
	(d)	any redemption fees.

Partial Withdrawal Option

Non-Systematic Partial Withdrawals
You must provide written notice to us to take a Partial Withdrawal. The maximum amount that may be withdrawn each Contract Year without being considered an Excess Partial Withdrawal is the Free
Amount. The minimum Partial Withdrawal amount that can be taken is $100. We will collect any applicable Surrender Charges and any unrecovered Premium Tax for Excess Partial Withdrawals.
For purposes of determining the Surrender Charge, Partial Withdrawals are considered to come from
Premium Payments in the same order as paid (“first in, first out” basis). A Partial Withdrawal may be reduced by any redemption fees.

A Partial Withdrawal request will be deemed a surrender of the Contract and the full Cash Surrender
Value will be paid if the Partial Withdrawal request: (1) exceeds 90% of the Cash Surrender Value determined as of the close of business on the date the Partial Withdrawal request is received; and (2)
reduces the Cash Surrender Value after such Partial Withdrawal to less than $1,000 if no Premium
Payments have been made during the prior three years.

Systematic Partial Withdrawals
You may elect systematic Partial Withdrawals commencing twenty-eight days or later from the Contract
Date. Systematic Partial Withdrawals may be taken on a monthly, quarterly or annual basis. You may select the day systematic Partial Withdrawals will be made, but no later than the 28th day of the month.
If you do not elect a day, the same day of the month as the Contract Date will be used. Systematic
Partial Withdrawals and non-systematic Partial Withdrawals may not be taken in the same Contract
Year. Systematic Partial Withdrawals are not allowed from the Specially Designated Division shown on the Schedule or its successor if it is being used in the Dollar Cost Averaging program.

RLNY-IA-3040

17

Your Contract Benefits (continued)

The maximum systematic Partial Withdrawal amounts for Variable Separate Account Divisions are
0.833% of the Accumulation Value monthly, 2.5% of the Accumulation Value quarterly, or 10% of the
Accumulation Value annually. Systematic Partial Withdrawals of a fixed dollar amount in any
Contract Year will not be processed if the total amount withdrawn in that Contract Year would exceed the Free Amount, unless you direct us otherwise. Systematic Partial Withdrawals not exceeding the
Free Amount are not subject to Surrender Charges.

Dollar Cost Averaging (DCA)

You may elect to participate in our Dollar Cost Averaging (DCA) program which permits you to transfer amounts from the Specially Designated Division shown on the Schedule (referred to as
"Source Account") or its successor, to one or more of the Variable Separate Accounts as specified by you, subject to the following:

(1)	The Accumulation Value in the Source Account at the time this DCA program begins must be at least $1,200.
(2)	You elect the amount to be transferred. A minimum monthly transfer amount of $100 is required.
(3)	The transfer date will be the same day each month as the Contract Date.
(4)	The maximum that may be transferred each month is the Accumulation Value in the Source Account divided by 12.
(5)	If, on any transfer date, the Accumulation Value in a Source Account is equal to or less than the amount to be transferred on that date, the entire amount will be transferred and this DCA program will end.

You may terminate this DCA program at any time by sending us satisfactory notice at least 7 days before the next scheduled transfer.

Death Benefit

If any Owner dies prior to the Annuity Commencement Date, we will pay the Beneficiary the Death
Benefit. The sole Owner’s estate will be the Beneficiary if no Beneficiary designation is in effect or if all designated Beneficiaries have predeceased the Owner. If there are joint Owners and any Owner dies, the surviving Owner(s) is deemed the primary Beneficiary and any other Beneficiary(ies) on record will be treated as the contingent Beneficiary(ies). When any Owner is not an individual, we will pay the Death Benefit on the death of the Annuitant prior to the Annuity Commencement Date.

We will pay the Death Benefit to the primary Beneficiary. If all primary Beneficiaries die before the
Owner, the Death Benefit is paid to the contingent Beneficiary, if any. In the case of more than one
Beneficiary, unless you specify otherwise, the Death Benefit will be paid in equal shares to the surviving Beneficiaries.

We will pay the Death Benefit on receipt of due proof of the Owner’s death at our Customer Service
Center. Such amount may be received in a single lump sum or applied to any of the Annuity Options.
See the “Choosing an Annuity Option” section. Only one Death Benefit is payable under this
Contract. In all events, distributions under the Contract must be made as required by applicable law.

The Death Benefit is the greater of:

(1)	the Accumulation Value; and
(2)	the Cash Surrender Value.

Spousal Beneficiaries
If, at the Owner's death, the surviving spouse of the deceased Owner is the sole Beneficiary and the surviving spouse elects to continue the Contract as his or her own pursuant to Section 72(s) of the

RLNY-IA-3040

18

Your Contract Benefits (continued)

Code or the equivalent provisions of U.S. Treasury Department rules for qualified plans the following will apply:

(1)	Additional Premium Payments are not allowed until we are notified of the intent to continue the Contract. Receipt of additional Premium Payments will be deemed to be an election to continue the Contract.
(2)	Surrender Charges applicable to Premium Payments prior to the date we receive due proof of death of the original Owner will be waived. Premium Payments made thereafter will be subject to any applicable Surrender Charge.
(3)	The surviving spouse’s Attained Age will be used to determine the age at which additional Premium Payments are no longer accepted as stated in the “Additional Premium Payments” section.
(4)	At subsequent death of the surviving spouse, the Death Benefit will be determined as provided above and the Contract will be terminated.

If, at the Owner's death, the surviving spouse of the deceased Owner is the sole Beneficiary and the surviving spouse does not elect to continue the Contract as his or her own, the Death Benefit will be distributed as stated in the “Non-Spousal Beneficiary” section below.

Non-Spousal Beneficiary
If the Beneficiary is someone other than the deceased Owner's spouse, the following will apply:
(1) No additional Premium Payments may be made under this Contract following the date we receive due proof of the Owner’s death.

(2)	The entire Death Benefit must be distributed to the Beneficiary: (a) within five years of the deceased Owner's death; or (b) over the life of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary, with payments beginning within one year of the deceased Owner's death.
(3)	If this Beneficiary dies while receiving payments but before the entire Death Benefit has been distributed, any remaining distributions will be paid as directed by you or to the Beneficiary’s estate, as applicable.

How to Claim Payments
We must receive proof of the Owner’s (or the Annuitant’s in the case of a non-natural Owner) death and any other information required by us to pay the Death Benefit or otherwise administer the claim, including election of the manner in which the Death Benefit is to be paid, before we will make any payments to the Beneficiary. We will calculate the Death Benefit as of the first Valuation Date following the Claim Date. The claimant should contact our Customer Service Center for instructions.

If anything in this Contract conflicts with the foregoing “Death Benefit” provisions, these “Death
Benefit” provisions will control. The foregoing “Death Benefit” provisions and this Contract will, in all events, be construed in a manner consistent with Section 72(s) of the Internal Revenue Code.

RLNY-IA-3040

19

Choosing an Annuity Option

Annuity Payments

If you and the Annuitant are living on the Annuity Commencement Date and the Accumulation Value
is greater than $2,000, we will begin making Annuity Payments as directed by you. If the
Accumulation Value is equal to or less than $2,000, we will make a lump sum payment as directed by you. The amount of the payments will be determined by applying the Accumulation Value (minus any applicable Premium Tax) on the Annuity Commencement Date in accordance with the Annuity
Options section below. Before we pay any Annuity Payments, we may require the return of this
Contract. If this Contract has been lost, we may require you to complete and return the applicable lost contract form.

Annuity Commencement Date Selection

You may select any date as the Annuity Commencement Date following the first Contract Anniversary but not later than the Contract Processing Date next following the Annuitant’s 90th birthday. If you do not select an Annuity Commencement Date, it will be the Contract Processing Date next following the Annuitant’s 90th birthday.

Frequency Selection

Annuity Payments will be made monthly unless you direct us otherwise in writing. However, payments other than monthly, quarterly, semi-annually or annually require our consent. Each
Annuity Payment must equal at least $20.00. If the option and frequency elected does not meet this minimum requirement, we have the right to make payments less frequently as necessary to do so.
When the total value remaining under the Contract equals $2,000.00 or less, the next Annuity
Payment will consist of the remaining value and will be disbursed as a lump sum. We have the right to increase these minimums based upon increases reflected in the Consumer Price Index for All Urban
Consumers (CPI-U) since January 1, 2005.

The Annuity Option

We will make the Annuity Payments under one or more of the Annuity Option(s) as elected by you.
You may elect or change an Annuity Option by making a written request at least thirty days prior to the Annuity Commencement Date. If no Annuity Option has been elected by the Annuity
Commencement Date, Annuity Payments will be made under Option 2 on a 10-year fixed period basis, or less if required by government regulations.

On or before the Annuity Commencement Date, you may choose one or more Annuity Options for the payment of the Death Benefit. If, at the time of your death, no Annuity Option has been chosen for paying the Death Benefit, the Beneficiary may choose an Annuity Option within one year. In such case, the Beneficiary is deemed the Annuitant for purposes of the Annuity Option. After the first
Contract Anniversary, you may also elect an Annuity Option on full surrender of the Contract. For each Annuity Option elected, we will issue a separate written agreement putting the Annuity Option into effect.

Our approval is needed for any Annuity Option where:

(1)	the person named to receive Annuity Payments is other than you or the Beneficiary (in the case of the Death Benefit);
(2)	the person named to receive Annuity Payments is not a natural person, such as a corporation; or
(3)	any Annuity Payment would be less than the minimum Annuity Payment stated in this Contract.

RLNY-IA-3040

20

Choosing an Annuity Option (continued)

Our current Annuity Options provide only for fixed payments. There are three Annuity Options from which to choose. They are:

Option 1. Income for a Fixed Period
Monthly Annuity Payments are made to the person named in equal installments for a fixed number of years. The number of years must be at least ten and not more than thirty.

Option 2. Single Life Income
Monthly Annuity Payments are made to the person named in equal installments based on one of the following, as elected by you:

(1)	Payments continue as long as the Annuitant is living and cease at the Annuitant’s death.
(2)	Payments are made for a fixed period and continue thereafter as long as the Annuitant is living. The fixed period must be at least ten years and not more than thirty years as specified by you.

Option 3. Joint Life Income
This option is available if there are two Annuitants, one of whom is designated the primary Annuitant and the other the secondary Annuitant. Monthly Annuity Payments are made to the person named in equal installments as long as at least one of the Annuitants is living based on one of the following, as elected by you:

(1)	Payments continue as long as either Annuitant is living.
(2)	Payments are made for a fixed period and continue thereafter as long as either Annuitant is living. The fixed period must be at least ten years and not more than thirty years as specified by you.

The minimum rates for option 1 are based on 1.5% interest, compounded annually. The minimum rates for options 2 and 3 are based on 1.5% interest, compounded annually, and the Annuity 2000
Mortality Table. Tables reflecting the minimum guaranteed monthly rates per $1,000 applied for
Options 1 and 2 are shown in the Schedule. We may pay a higher rate at our discretion. The monthly payment amounts for Option 3 are available upon request. Values for other payment periods or ages are available upon request.

In addition to the Annuity Options described above, payments may be made under any other method mutually agreed upon by you and us.

Betterment of Rates
Annuity Payments at the time of commencement will not be less than those that would otherwise be provided by the application of an amount to purchase any single premium immediate annuity offered by us at the time to the same class of Annuitants. Such amount will be the greater of (1) the Cash
Surrender Value; or (2) 95% of what the Cash Surrender Value would be if there were no Surrender
Charge applied. If no single premium immediate annuity is offered by us at the time Annuity
Payments under this Contract would otherwise commence, such Annuity Payments will not be less than those that would otherwise be provided by applying reasonable current market single premium immediate annuity rates to the same amount.

When the Annuitant Dies

When the Annuitant dies, we will pay any amounts still due as provided by the Annuity Option elected. The amounts still due are determined as follows:

(1)	For option 1 or for any remaining fixed period in options 2(2) or 3(2), payment will be continued.
(2)	For option 2(1), where there are no guaranteed payments, no amounts are payable after the Annuitant's death.
(3)	For option 3(1), where there are no guaranteed payments, no amounts are payable after the death of both Annuitants.

RLNY-IA-3040

21

Other Important Information

Entire Contract

This Contract, including any attached Riders, Endorsements, and amendments constitutes the entire
Contract between you and us with respect to the rights and obligations provided under this Contract.
All statements made by any Owner or any Annuitant to us will be deemed representations and not warranties.

Sending Notice to Us

Whenever notice is required, deliver it to us at our Customer Service Center. The notice must be in a form acceptable to us. The address of our Customer Service Center is shown on the cover page.
Please include your contract number in all correspondence.

Reports to Owner

We will send you a report at the end of each Contract Year. The report will show the Accumulation
Value, Cash Surrender Value, and Death Benefit as of the end of the Contract Year. The report will also show the allocation of the Accumulation Value as of such date and the amounts deducted from or added to the Accumulation Value since the last report. The report will also include any information that may be currently required by the insurance supervisory official of the jurisdiction in which the
Contract is delivered.

For each Variable Separate Account Division in which you have Accumulation Value, we will send you copies of any shareholder reports of the portfolios in which those Variable Separate Account Divisions invest, as well as any other reports, notices or documents required by law to be furnished by us to you.

Assignment - Using this Contract as Collateral Security

You may assign this Contract as collateral security for a loan or other obligation. This does not change the ownership. Your rights and any Beneficiary’s rights are subject to the terms of the assignment. A Beneficiary’s rights may be subordinate to those of an assignee unless that Beneficiary was designated as irrevocable prior to the assignment. To make or release an assignment, we must receive written notice. Any assignment will not be effective until the date we receive such notice. We are not responsible for the validity or tax consequences of any assignment or of any actions we take prior to receipt of the assignment if such actions conform to your directions then on file with us.

Contract Changes - Applicable Tax Law

We reserve the right to make changes to this Contract, or its Riders and Endorsements to the extent necessary to continue to qualify this Contract as an annuity. Riders and Endorsements added to comply with applicable tax law do not require your consent but are subject to regulatory approval.
Any such changes will apply uniformly to all contracts that are affected. You will be given written notice of such changes.

Misstatement of Age or Sex

If the age or sex used in determining any benefits provided by this Contract have been misstated, the amounts payable or benefits provided will be those that the Premium Payment would have provided at the correct age or sex. If we make an underpayment due to the misstatement, the underpayment amount will be paid in one sum with interest credited at the rate of 1.5% . In case of an overpayment, the overpayment amount plus interest at 1.5% will be deducted from the current or succeeding payments.

RLNY-IA-3040

22

Other Important Information (continued)

Non-Participating

This Contract does not participate in our divisible surplus.

Contestability

This Contract is incontestable from its Issue Date.

Payments We May Defer

We may not be able to determine the value of the assets of the Variable Separate Account Divisions when:

(1)	the NYSE is closed;
(2)	trading on the NYSE is restricted;
(3)	an emergency exists as determined by the SEC so that the sale of securities held in Separate Account NY-B may not reasonably occur or so that the Company may not reasonably determine the value of Separate Account NY-B’s net assets; or
(4)	when the SEC so permits for the protection of security holders.

During such times, as to amounts allocated to the Variable Separate Account Divisions, we may delay:

(1)	determination and payment of the Cash Surrender Value;
(2)	determination and payment of any Death Benefit if death occurs before the Annuity Commencement Date;
(3)	allocation changes of the Accumulation Value; or
(4)	application of the Accumulation Value under an Annuity Option.

Authority to Make Agreements

Only our President, a Vice President or Secretary is authorized to change, modify or waiver the provisions of the Contract. Any such change, modification or waiver must be in writing. No other person, including an insurance agent or broker, has the authority to:

(1)	change any of this Contract’s terms;
(2)	extend the time for Premium Payments; or
(3)	make any agreement binding on us.

Required Note on Our Computations

If required, we have filed a detailed statement of our computations with the insurance supervisory official in the jurisdiction where this Contract is delivered. The values are not less than those required by the law of that state or jurisdiction.

Rules for Interpreting this Document

In this document, headings are for convenience only and do not affect interpretation. Unless the context indicates a contrary intention:

(1)	words importing the singular include the plural (and vice versa), and words indicating a gender include every other gender; and
(2)	where a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning.

RLNY-IA-3040

23

(This page intentionally left blank.)

Flexible Premium Deferred Variable Annuity Contract - Non-participating
Variable Cash Surrender Values while the Annuitant and Owner are living and prior to the Annuity
Commencement Date. Limited Additional Premium Payment option. Death Benefit subject to guaranteed minimum. Partial Withdrawal Option. Investment results reflected in values.

RLNY-IA-3040